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                                                                    EXHIBIT 3.19

Articles of Incorporation of                                        Page 1
Black Beauty Mining, Inc.

                           ARTICLES OF INCORPORATION
                                    OF
                            BLACK BEAUTY MINING, INC.

         The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation law, as amended (hereinafter referred to as the "Act"), executes the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

         The name of the Corporation is BLACK BEAUTY MINING, INC.

                                   ARTICLE II
                     Registered Office and Registered Agent

         Section 1. Registered Office. The street address of the Corporation's initial registered office is: 414 S. Fares Avenue, Evansville, Indiana 47714.

         Section 2. Registered Agent. The name and address of the Corporation's initial Registered Agent at the initial registered office of the Corporation is:
Daniel S. Hermann, 414 S. Fares Avenue, Evansville, Indiana 47714.

                                   ARTICLE III
                                Authorized Shares

         The total number of shares which the Corporation is authorized to issue is 1,000, which shares shall be without par value. The 1,000 shares of common stock shall have and possess unlimited voting rights and shall be entitled to receive net assets of the Corporation upon dissolution.

                                   ARTICLE IV
                                Preemptive Rights

         The Corporation shall have preemtive rights as that term is defined by the Indiana Business Corporation Law, I.C. 23-1-27-1, as amended.

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Articles of Incorporation of                                        Page 2
Black Beauty Mining, Inc.

                                    ARTICLE V
                                  Incorporator

         The name and post office address of the incorporator of the Corporation is:

Name                     Number and Street           City        State     ZIP
----                   ----------------------     ----------     -----    -----
Stephan E. Weitzel     1507 Old National Bank     Evansville      IN      47708
                             Building

                                   ARTICLE VI
                                     Purpose

         The principal purpose for which the Corporation is organized is to mine, buy, sell, prepare, process and to transport coal and coal-related products.

         The Corporation also may engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Indiana, or any other state, country, territory or nation.

         IN WITNESS WHEREOF, The undersigned, Stephan E. Weitzel, being the incorporator designated in Article V, hereby represents that the statements made in the foregoing Articles of Incorporation are true.

         Dated: this 4th day of September, 1991.

                                               /s/ Stephan E. Weitzel
                                               --------------------------------
                                               Stephan E. Weitzel, Incorporator

THIS INSTRUMENT WAS PREPARED BY Stephan E. Weitzel, a member of the law firm of ZIEMER, STAYMAN, WEITZEL & SHOULDERS, 1507 Old National Bank Building, P.O. Box 916, Evansville, Indiana 47706, Telephone: (812) 424-7575.